Exhibit 99.1 8503 Hilltop Drive, Ooltewah, TN 37363 Telephone (423) 238-4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn., August 7, 2024/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced financial results for the second quarter ended June 30, 2024.

For the second quarter of 2024, net sales were $371.5 million, an increase of 23.7%, compared to $300.3 million for the second quarter of 2023. The year over year growth was predominantly due to consistent demand from customers, increased production volume and continued elevated OEM chassis deliveries in the quarter. We anticipate that chassis deliveries will normalize during the second half of the year.

Gross profit for the second quarter of 2024 was $51.1 million, or 13.8% of net sales, compared to $39.9 million, or 13.3% of net sales, for the second quarter of 2023. The year over year increase in gross margin was largely driven by higher production and delivery volumes.

Selling, general and administrative expenses were $22.8 million, or 6.1% of net sales, compared to $19.5 million, or 6.5% of net sales, in the prior year period.

Net income in the second quarter of 2024 was $20.5 million, or $1.78 per diluted share, an increase of 37.5% and 37.7% respectively compared to net income of $14.9 million, or $1.29 per diluted share, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.19 per share, payable September 16, 2024, to shareholders of record at the close of business on September 9, 2024, the fifty-fifth consecutive quarter that the Company has paid a dividend.

“During the second quarter we continued to deliver strong operating results, capping off a record first half for Miller Industries,” said William G. Miller, II, Chief Executive Officer of the Company. “Our continued strong topline performance underscores the success of our strategic initiatives, and when coupled with our improved production and delivery levels, also contributed to improved margins. We continue to maintain current production levels to decrease our backlog to more historical levels. This will allow us to better accommodate our distributors with increased flexibility and to deliver finished products to retail customers with a more acceptable lead time. Our steady order entry rate demonstrates the strength of our salesforce and distribution network, and the competitive advantages our products provide to our customers. Moving into the second half of the year, we are acutely focused on shifting product from our distributors to our end users, to ensure that the revenue we are generating has a strong cash conversion rate. As our first half results have surpassed our initial expectations, we now expect to achieve low double-digit revenue growth for the full year of 2024, in line with our historical annual growth rate, as opposed to the high single-digit growth we anticipated two quarters ago.”

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MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS	PAGE 2

Mr. Miller, II, concluded, “As we look ahead, and as we mentioned last quarter, we continue to analyze the need for future investments in our manufacturing capabilities, specifically our production capacity. As always, we will also prioritize returning capital to our shareholders through our industry leading dividend and the $25 million share repurchase program we announced in April.”

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, August 8, 2024, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/B1LjNejVJ5M

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through Thursday, August 15, 2024. The replay number is 1-844-512-2921, Passcode 13747773

About Miller Industries, Inc.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2024 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “could”, “continue”, “future”, “potential”, “believe”, “project”, “plan”, “intend”, “seek”, “estimate”, “predict”, “expect”, “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology and include without limitation any statements relating to the Company’s 2024 revenues, profitability, backlog, customer demand, and capital allocation plans. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things the risks discussed in our filings with the Securities and Exchange Commission, including the risks set forth in Part I, Item 1A, “Risk Factors”  in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as supplemented  in Part II, Item 1A, “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which discussion is incorporated herein by this reference. Such factors are not exclusive. Except as required by law, we expressly disclaim any obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2024	2023	Change	2024	2023	Change
NET SALES	$371,451	$300,264	23.7%	$721,322	$582,539	23.8%

COSTS OF OPERATIONS	320,373	260,335	23.1%	626,001	512,194	22.2%

GROSS PROFIT	51,078	39,929	27.9%	95,321	70,345	35.5%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	22,773	19,480	16.9%	44,316	37,403	18.5%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	2,048	1,700	20.5%	3,293	2,713	21.4%

Other (Income) Expense, Net	13	(229)	105.7%	(20)	(548)	96.4%

Total Expense, Net	24,834	20,951	18.5%	47,589	39,568	20.3%

INCOME BEFORE INCOME TAXES	26,244	18,978	38.3%	47,732	30,777	55.1%

INCOME TAX PROVISION	5,730	4,063	41.0%	10,195	6,642	53.5%

NET INCOME	$20,514	$14,915	37.5%	$37,537	$24,135	55.5%

BASIC INCOME PER SHARE OF COMMON STOCK	$1.79	$1.30	37.7%	$3.28	$2.11	55.3%

DILUTED INCOME PER SHARE OF COMMON STOCK	$1.78	$1.29	37.7%	$3.26	$2.10	55.0%

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.19	$0.18	5.6%	$0.38	$0.36	5.6%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,461	11,466	0.0%	11,457	11,425	0.3%
Diluted	11,550	11,526	0.2%	11,531	11,477	0.5%

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MILLER INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,
	2024	December 31,
	(Unaudited)	2023
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$23,816	$29,909
Accounts receivable, net of allowance for credit losses of $1,633 and $1,527 at June 30, 2024 and December 31, 2023, respectively	391,797	286,138
Inventories, net	187,286	189,807
Prepaid expenses	8,099	4,617
Total current assets	610,998	510,471
NON-CURRENT ASSETS:
Property, plant and equipment, net	115,768	115,072
Right-of-use assets - operating leases	659	826
Goodwill	19,998	20,022
Other assets	744	819
TOTAL ASSETS	$748,167	$647,210

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$243,146	$191,782
Accrued liabilities	49,546	40,793
Income taxes payable	771	1,819
Current portion of operating lease obligation	306	320
Total current liabilities	293,768	234,714
NON-CURRENT LIABILITIES:
Long-term obligations	70,000	60,000
Non-current portion of operating lease obligation	352	506
Deferred income tax liabilities	4,159	4,070
Total liabilities	368,279	299,290

SHAREHOLDERS' EQUITY:
Preferred shares, $0.01 par value; 5,000,000 shares authorized, none issued	—	—
Common shares, $0.01 par value: Authorized - 100,000 shares, Issued - 11,453,792 and 11,445,640 at June 30, 2024 and December 31, 2023, respectively	115	114
Additional paid-in capital	153,014	153,574
Retained earnings	233,330	200,165
Accumulated other comprehensive loss	(6,571)	(5,933)
Total shareholders' equity	379,888	347,920
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$748,167	$647,210